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EXHIBIT 24

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lloyd G. Waterhouse and Douglas M. Ventura, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all future amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and things and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated.

/s/ DAVID R. HOLMES David R. Holmes, Chairman of the Board	October 1, 2001
/s/ LLOYD G. WATERHOUSE Lloyd G. Waterhouse, President, Chief Executive Officer and Director	October 1, 2001
/s/ DALE L. MEDFORD Dale L. Medford, Executive Vice President, Finance, Chief Financial Officer and Director	October 1, 2001
/s/ DAVID E. FRY Dr. David E. Fry, Director	October 1, 2001
/s/ RICHARD H. GRANT III Richard H. Grant, III, Director	October 1, 2001
/s/ CLEVE L. KILLINGSWORTH, JR. Cleve L. Killingsworth, Jr., Director	October 1, 2001
/s/ PHILIP A. ODEEN Philip A. Odeen, Director	October 1, 2001
/s/ DONALD K. PETERSON Donald K. Peterson, Director	October 1, 2001

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  EXHIBIT 24